Exhibit 99.1

ProMIS Neurosciences Announces Closing of US $7.4 Million Private Placement

Toronto, Ontario and Cambridge, MA – October 12, 2022 – ProMIS Neurosciences Inc. (Nasdaq: PMN) (TSX: PMN), a biotechnology company focused on the discovery and development of antibody therapeutics targeting toxic misfolded proteins implicated in the development of neurodegenerative diseases such as Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA), today announced that it has closed a fully subscribed private placement of 1,383,755 Units of the Company at a price of US$5.40 per Unit for gross proceeds of US$7,472,277. Each Unit is comprised of one Common Share of the Company and one quarter of one Common Share purchase Warrant. Each full Warrant is exercisable for one Common Share at US$7.50 for a period of five years commencing six months from the closing of the Offering.

The proceeds from the Offering will be used to advance ProMIS’ lead product candidate, PMN310, into a first-in-human study which the Company plans to commence in 2023, subject to FDA’s acceptance of an Investigational New Drug Application (IND). Proceeds will also support expansion of the Company’s intellectual property portfolio, as well as working capital and general corporate purposes.

ProMIS’ lead product candidate, PMN310, is a novel monoclonal antibody that is highly selective for toxic oligomers of amyloid-beta which are found in brains of AD patients. ProMIS believes specific targeting of toxic misfolded proteins may directly address fundamental AD pathology while potentially leading to enhanced efficacy and safety compared to other agents due to reduction of off-target activity. ProMIS’ pipeline also includes PMN267, an antibody against misfolded TDP-43 for ALS, and PMN442 targeting misfolded toxic forms of alpha-synuclein, a driver of MSA.

“This is an exceptionally exciting time in Alzheimer’s research,” stated Gail Farfel, Ph.D., Chief Executive Officer of ProMIS. “Our patented platform technology has created an antibody candidate, PMN310, specific to toxic misfolded oligomers known to be present in Alzheimer’s disease, which we believe may have greater therapeutic potential than other agents due to reduction of off-target activity. We plan to initiate our first-in-human study in 2023, subject to FDA’s acceptance of our IND, which will represent a significant milestone for the Company, for our shareholders, and for the Alzheimer’s community.”

“ProMIS anticipates submission of an IND application for PMN310 by year-end 2022,” added Eugene Williams, Chairman and Co-Founder. “We are excited to be in a position to capitalize on the recent positive momentum in the Alzheimer’s field and grateful for the continued support of our investors. In the future, we look forward to advancing additional programs with our antibody candidates for ALS, PMN267, and for MSA, PMN442, both of which were created using our proprietary platform to generate antibodies highly selective for toxic misfolded proteins.”

The investors include Mike Gordon of Fenway Sports Group, the Kraft Group, Jeremy Sclar of WS Development, and Dave Welch of 4-Good Ventures.

Ceros Financial Services, Inc. acted as the exclusive placement agent for the sale of Units (the “Placement Agent”). In consideration for the services performed, the Company paid Placement Agent a cash fee equal to 8% of the gross proceeds from the Offering and issued the Placement Agent and its designees placement agent warrants to purchase an aggregate of 69,188 Common Shares. Each placement agent warrant entitles the holder thereof to purchase one Common Share at a price of $6.10 per share for a period of five years commencing six months from the closing of the private placement.

The Units were offered by a Placement Agent pursuant to an applicable prospectus exemption under Ontario securities laws and pursuant to exemptions from registration under applicable United States federal and state securities laws. The securities sold in the Offering will be “restricted securities” under applicable United States federal and state securities laws. Closing of the Offering remains subject to the final approval of the Toronto Stock Exchange.

This press release shall not constitute an offer to sell, the solicitation of an offer to buy or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to qualification or registration under the securities laws of such jurisdiction. The securities being offered have not been registered under the United States Securities Act of 1933, as amended (or applicable state securities laws), and such securities may not be offered or sold absent registration or an applicable exemption from such registration requirements.

About ProMIS Neurosciences Inc.

ProMIS Neurosciences Inc. is a development stage biotechnology company focused on discovering and developing antibody therapeutics selectively targeting toxic oligomers implicated in the development and progression of neurodegenerative diseases, in particular Alzheimer’s disease (AD), amyotrophic lateral sclerosis (ALS) and multiple system atrophy (MSA). The Company’s proprietary target discovery engine is based on the use of two complementary techniques. The Company applies its thermodynamic, computational discovery platform - ProMIS™ and Collective Coordinates - to predict novel targets known as Disease Specific Epitopes on the molecular surface of misfolded proteins. Using this unique approach, the Company is developing novel antibody therapeutics for AD, ALS and MSA. ProMIS is headquartered in Toronto, Ontario, with offices in Cambridge, Massachusetts. ProMIS is listed on Nasdaq and the TSX under the symbol PMN.

Neither the TSX nor Nasdaq has reviewed and neither accepts responsibility for the adequacy or accuracy of this release. Certain information in this news release constitutes forward-looking statements and forward-looking information (collectively, “forward-looking information”) within the meaning of applicable securities laws. In some cases, but not necessarily in all cases, forward-looking information can be identified by the use of forward-looking terminology such as “plans”, “targets”, “expects” or “does not expect”, “is expected”, “an opportunity exists”, “is positioned”, “estimates”, “intends”, “assumes”, “anticipates” or “does not anticipate” or “believes”, or variations of such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “might”, “will” or “will be taken”, “occur” or “be achieved”. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances contain forward-looking information. Specifically, this news release contains forward-looking information relating to targeting of toxic misfolded proteins that may directly address fundamental AD pathology and have greater therapeutic potential due to reduction of off-target activity, the initiation of the Company’s first-in-human study in 2023, ProMIS’ pipeline, the use of net proceeds of the Offering, management’s belief that its patented platform technology has created an antibody candidate specific to toxic misfolded oligomers known to be present in Alzheimer’s disease, which may have greater therapeutic potential due to off-target activity, management’s anticipated submission of an IND for PMN310 by year-end 2022, the progression of earlier stage antibody candidates for ALS (PMN267) and MSA (PMN442) and closing of the Offering remaining subject to the final approval of the TSX. Statements containing forward-looking information are not historical facts but instead represent management's current expectations, estimates and projections regarding the future of our business, future plans, strategies, projections, anticipated events and trends, the economy and other future conditions. Forward-looking information is necessarily based on a number of opinions, assumptions and estimates that, while considered reasonable by the Company as of the date of this news release, are subject to known and unknown risks, uncertainties and assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking information. Important factors that could cause actual results to differ materially from those indicated in the forward-looking information include, among others, the factors discussed throughout the “Risk Factors” section of the Company's most recently filed annual information form available on www.SEDAR.com, and in Item 1A of each of its Form 10 Registration Statement and its Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, each as filed with the Securities and Exchange Commission. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update any forward-looking information, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

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For media inquiries, please contact:

Shanti Skiffington

shanti.skiffington@promisneurosciences.com

Tel. 617 921-0808

For Investor Relations, please contact:

Stern Investor Relations

Suzanne Messere, Managing Director

suzanne.messere@sternir.com

Tel. 212 698-8801